EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We have issued our reports dated March 12, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Bronco Drilling Company, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma
December 29, 2010